Exhibit 99

NEWS RELEASE

CONTACT:                                Thor Erickson – Investor Relations
            +1 (678) 260-3110

Fred Roselli – Media Relations
+1 (678) 260-3421

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST

 2011 OUTLOOK CONFERENCE CALL

ATLANTA, November 23, 2010 – Coca-Cola Enterprises (NYSE: CCE) will host a conference call with analysts and investors on Friday, December 17 at 10:00 a.m. ET.  John F. Brock, chairman and chief executive officer, and Bill Douglas, executive vice president and chief financial officer, will provide an update on 2010 business trends and discuss the company’s outlook for 2011.

The company will webcast the conference call via its Internet site at www.cokecce.com.  A replay of the presentation will be available at the site later that day.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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